Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) dated this 28th day of June, 2018, by and among I.AM INC., a Nevada corporation (the “Company”), David J. Krause, an individual (individually, a “Company Stockholder”), Deborah J. Krause, an individual (a “Company Stockholder” and with David J. Krause, the “Company Stockholders”) and Digital Power Lending, LLC, a California limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company, the Company Stockholders, and the Purchaser are party to a securities purchase agreement, dated May 23, 2018 (the “Purchase Agreement”);

WHEREAS, , the Company, the Company Stockholders, and the Purchaser  desire to amend the Purchase Agreement as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1.             The last sentence of Section 4.4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

In the event that the Management Agreement is not entered into by July 31, 2018, then on August 1, 2018, (i) the Purchaser shall return to the Company for cancellation, all Shares owned by the Purchaser, in return for which Purchaser shall receive a full refund of the Purchase Price; and (ii) the Company shall sell to the Company Stockholders, and the Company Stockholders shall purchase from the Company, shares of Common Stock in an aggregate amount equal to the number of shares returned to the Company for cancellation by the Purchaser (allocated between the Company Stockholders in such amounts that following such sale, each Company Stockholder will own an equal amount of shares of the Company’s Common Stock, or as otherwise agreed to between the Company Stockholders), at a purchase price of $1.00 per share.

2.             Except as modified herein, the terms of the Purchase Agreement shall remain in full force and effect.

3.             This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment.  A signature delivered by facsimile shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

I.AM INC.

By: /s/ David Krause
Name: David Krause
Title: President

DIGITAL POWER LENDING, LLC

By: /s/ William Corbett
Name: William Corbett
Title: Manager

/s/ David J. Krause
David J. Krause

/s/ Deborah J. Krause
Deborah J. Krause